Yahyn

Yahyn is a unique digital wine shopping experience that features a dedicated wine marketplace, with custom sommelier services and meal pairing tips for users via an expertly-curated database and in-house artificial intelligence to come.


YAHYN

Invest

$133.14 minimum investment

Deadline April 30, 2020
in 17 days

Share Price
$44.38

Total Raised
$266

Valuation
$4,955,781

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

Old World Wine and Spirits Meets New World Tech

Yahyn endeavors to build the easiest place on the internet to purchase wine. We bring together retailers, aficionados, collectors, and sinners with a focus on Amazon like convenience to purchasing and true price discovery for regulated industries.

DEAL HIGHLIGHTS

- Highly experienced founding team
- $500,000+ investment raised from private investors
- Community of over 100,000 already
- Growing at nearly 40% M/M
- Like shopify, but for regulated industries
- $100 B TAM in just the US alone *
- Wine is the fast growing category for online alcohol sales

* Statista, 2019 Market Reports (Wine & Whiskey), Forbes 2018 Report

PROBLEM

The volume of choices surrounding choosing a wine is staggering, i.e. vintage, type, region, food pairings, best price, and availability to name a few. We as a company aim to simplify and guide you through these decisions.

> "The sheer number of vintages available on the market today can be both a wine-lover's dream and also their worst nightmare. Thankfully, the up-and-coming venture capital-funded tech company Yahyn is committed to taking the guesswork out of wine shopping and giving users curated wine experiences that pair perfectly with their individual lifestyles and food choices."

In today's regulatory environment, many sellers simply do not have the expertise, time, or funding to understand the nuances of shipping wine throughout the 50 States; Yahyn has worked with its legal team to codify these rules into our technology so that buyers are only able to see producers and distributors who are able to sell to them under the law.

SOLUTION

Old World Wine and Spirits Meets New World Tech

Yahyn is positively disrupting the way wine is purchased, distributed, and consumed.

For consumers, you can now purchase from one of the world's largest inventories of wine with Amazon like convenience and have it shipped right to your door!

For sellers, sell online quickly and easily with a fully compliant and integrated ecommerce experience: Think Shopify if it were built specifically for the wine industry. Yahyn's platform serves as an inexpensive additional line of distribution that most sellers would not have access to on their own.

Through its proprietary OCR technology, Yahyn turns every user into a grandmaster sommelier; it's as easy as snapping a picture of the menu on your iphone. Our sophisticated algorithm, built on knowledge drawn from our partners such as the French Laundry and Wine Spectator, easily guides you to the best option or value wine to accompany your meal.

We also offer integrated social media, blogs, reviews and personal connections between members of our communities to share in all things wine.

Yahyn platform


JOIN TODAY
YAHYN
Search wines
SEARCH
Explore the ultimate wine collection.
SHOP NOW
FEATURED WINES
BLOG HIGHLIGHTS
Beyond fermentation
Old world casks
Finally. Wine the right way.
Yahyin is your ultimate wine shop.

BUSINESS MODEL

Yahyn brings retailers, distributors, and producers onto our platform via an API connection directly into their inventory management system. We then upload that inventory to our platform under that Seller's profile.

- Buyers come to the platform and are then able to purchase from the vast, Yahyn inventory across multiple sellers in a simple, clean transaction.
- Currently we have a community of 100k members that has grown mostly organically.
- Our community month over month growth rate is currently 34.4% with that rate itself growing exponentially as our marketing efforts ratchet up and more channels come online.

When a customer makes a purchase, Yahyn processes the transaction, takes a platform fee of 10% from the Seller and a 2% fee from the Buyer, and notifies the Seller(s) of the sale. We do all of this with very little overhead.

Additionally, Yahyn plans to generate revenue through a variety of listing enhancements offered to Sellers to provide better visibility for their listings.

Upon completion of the transaction, both the Buyer and the Seller are able to rate and review their counter party in an open and transparent review/honor tracking system.

Business model


PROVIDING A SEAMLESS EXPERIENCE
POS Integration to List Inventory
Buyers Chooses Purchases From
Yahyn's Massive Inventory Aggregator
Transaction Processed Through Platform
Happy Buyer
Receives Fulfilled Order
Community Self-Regulates Through a
2-Way Buyer and Seller Review Process
Retailers Fulfill Orders Made in
Yahyn Branded Packaging.

MARKET




Total Cases of Wine Sold In the US
(In Millions)
410
400
390
380
370
360
2014
2015
2016
2017
2018

Market chart

A Total Addressable Market of close to **$100B** in 2018 in just the US alone and growing significantly year over year *.

The vast majority of brick & mortar retail stores and distributors have ZERO online presence. There is no true "Shopify" or "Kayak" style platform for the wine market and only 1 which allows a limited offering of 3rd party sellers.

- As a result, most sales for premium wines and alcohols are generally either through local, brick and mortar shops with limited supply OR online through only a handful of major e-comm retailers
- Online sales for premium alcohol is currently growing at a 5 year compound rate of 11.6% verses in store purchase growth for the same period of 2.7% as consumers move towards more digital transactions.
- 78% of wines are purchased based on the label and name. No easy way for consumers to find great wines. Massive market, with thousands of brands can cause consumer confusion.
- Consumers of premium wines are typically a highly retargetable market base as demonstrated by significant brand loyalty in the luxury space.

* Statista, 2019 Market Reports (Wine & Whiskey), Forbes 2018 Report

COMPETITIVE LANDSCAPE

Currently, the online wine sales space is dominated by a couple major e-commerce merchants such as Wine.com, Winelibrary.com; otherwise, independent producers and distributors struggle for online market access.

There is only one significant, direct competitor, Vivino.com, which only just updated their platform to offer sales from a very limited seller base along side their review platform.

We are different in that our software is designed to be user friendly, functional and essentially like having a wine expert in your pocket.

Market map


Connecting a MASSIVE Disconnected MARKET
$96.5b
$284.6b
$9.4b
$38.9b
$9.9b
$37.6b
$14.5b
Total Addressable
Market By Region
Source: Statista, 2019 Market Reports (Wine & Whiskey), Forbes 2018 Report

PROGRESS

We are Built and Open for Business

We have worked closely with our development team to develop what we believe to be the most advanced site of its kind: It is live, active, and has new features rolling out every couple of weeks.

The technical engine and business model are **proven**, with successful sales and trades across the platform. The next step is to build up to **SCALE**.

Currently on boarding several dominant market plays such as Mondavi's Opus One Brand.

PRESS

- NY Headline: Mixing old-world taste and new-world tech, digital wine sommelier Yahyn prepares for its debut
- WRDE Coast TV
- ABC-6
- News 9
- USA Today -azcentral

TEAM

Our team is unique in that we are made up of a diverse group of entrepreneurs and professionals that have had to learn through trial and error of what works well and what does not. They are experts in their perspective fields and have a dedication to this project to see it succeed.


Pierre Rogers

Pierre Rogers

Founder & CEO

Youngest SVP at Columbia Management(Asset Management arm BankofAmerica) before airlifting sales and distribution team to Prudential Asset Manager.Serial Entrepreneur having started and / or sat as a board advisor on 4 previous companies with Head of Business Development and Intermediary Distribution for and alternative asset manager prior to founding PuroTrader


Joshua Leavitt

Joshua Leavitt SVP

CFO

Serial entrepreneur, served as a lead auditor and tax accountant for Rowley and Associates a mid - market corporate CPA firm, Sr.

Corporate Analyst for Performance Sports Group, and most recently, served as the COO of finance and operations in the development of Alumni Ventures Groups back end systems, facilitating its hyper growth phase.


Jack Ambriz

Jack Ambriz

Marketing Director

Created brand image and strategy for luxury spirit brands House of Carbonadi, Louis XIII Cognac, Taittinger Champagne, as well as many other luxury lifestyle brands such asVanDutch Yachts, Gulfstream Aviaton, Pagani Automobile, and other recognized car brands.One of Nobleman Magazine’s largest contributors.

Vinu Nair

CTO

Chief architect behind Little Caesars national food chain POS and payment system.Built POS solution handling order entry, push commands to kitchen, payments and order closure. Formerly worked for leading seller of pre - owned luxury watches US. Full integration package to track inventory, maintain accounts, order management and POS into CRM system. Built seamless integration between POS system and ERP to track sales and intake of new watches.


Jonathan Cooper

Jonathan Cooper

Our Principal investor, serial entrepreneur with 20+ years of experience. Most recently, he was the Founder and CEO of Ebbu, LLC having completed a successful exit through the acquisition of Ebbu by Canopy Growth Corporation.


Tod Nestor

Tod Nestor

Former CFO at Bacardi who integrated the acquisition of Grey Goose Vodka. Senior Treasury Analyst and Finance Manager Pepsi Co. Former CFO of Fairway Market large scale Grocery chain.

Chris 'Ludacris' Bridges



Chris “Ludacris” Bridges
Rapper/Entertainer

Ludacris is the founder of his own record label, “Disturbing the Peace”, an imprint 3distorted by Def Jam Recordings. He is the co-owner ofConjure Cognac liquor. Owner of “Chicken N Beer” restaurant in Atlanta. Founder and creator of Karma’s World.

USE OF PROCEEDS

If the offering's maximum amount of $106,956 is raised:

Use	Value	% of Proceeds
Engineering	$50,000	46.7%
Staff	$15,000	14.0%
Marketing	$36,715	34.3%
Intermediary fees	$5,241	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Puro Trader, Inc, doing business as Yahyn. This offering must raise at least $10,000 by April 30, 2020 at 11:59pm ET. If this offering doesn’t reach its *target*, then your money will be refunded. Yahyn may issue additional securities to raise up to $106,956, the offering’s *maximum*.

$266 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company’s implied valuation after the offering (sometimes called its *post-money valuation*) will be:

114,077 shares
× $44.38 per share

$5,062,737 implied valuation

PITCH DECK


YAHYN
CONFIDENTIAL 2019
Open
Download

FINANCIALS

Yahyn's official name is Puro Trader, Inc, so that's the name that appears in the statements below.

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

UPDATES

Feb 28, 2020 • Primary offering of 2,410 shares at $44.38

MORE INFO

- Yahyn.com
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- Instagram
- Pinterest

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UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.